Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of February 22, 2019 (this “Amendment”), by and among, SMART SAND, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors party hereto (together with the Borrower, the “Loan Parties”), JEFFERIES FINANCE LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Secured Parties, and the Lenders (as defined below) party hereto.
WHEREAS, reference is hereby made to the Credit Agreement, dated as of December 8, 2016 (as amended by that certain First Amendment to Credit Agreement and Incremental Assumption Agreement, dated as of April 6, 2018, as further amended by that certain Second Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of July 13, 2018, and as further amended, restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among, inter alios, the Borrower, the Administrative Agent and the lenders party thereto from time to time (the “Lenders”); and
WHEREAS, the Borrower has requested that the Lenders agree to amend, and the Lenders have agreed to amend, the Credit Agreement as provided in Section 2 hereof, upon the terms and subject to the conditions set forth herein and effective as of the Third Amendment Effective Date (as hereinafter defined).
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.    Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, as of and after the Third Amendment Effective Date (as defined below), refer to the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).

SECTION 2.	Amendments to Credit Agreement.
(a)    Effective as of the Third Amendment Effective Date, the parties hereto agree that the Credit Agreement is hereby amended as follows:
(i)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in proper alphabetical order therein:
““Refinancing Fee” shall have the meaning assigned to such term in Section 2.05(d).
“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Third Amendment Effective Date” shall mean February 22, 2019.”

(ii)    The definition of “Disqualified Institution” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following in lieu thereof:
““Disqualified Institution” shall mean (i) any Person identified by the Borrower to the Administrative Agent in writing on or before the Third Amendment Effective Date, (ii) any Person that is a named Affiliate of a Person identified pursuant to the preceding clause (i) that is identified by the Borrower to the Administrative Agent in writing from time to time after the Third Amendment Effective Date, (iii) any Person that is reasonably identifiable as an Affiliate of a Person identified pursuant to the preceding clause (i) or (ii) solely on the basis of its name, which such Affiliates of such Persons may (but need not be) be identified by the Borrower to the Administrative Agent in writing from time to time after the Third Amendment Effective Date, and (iv) any Person identified by the Borrower to the Administrative Agent in writing from time to time after the Closing Date as a commercial competitor of the Borrower and/or its Subsidiaries, other than any Persons primarily engaged as principals in private equity or venture capital or any affiliated debt fund thereof (other than a natural person) that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course; provided that any supplement to such list of Disqualified Institutions will become effective two Business Days after delivery of such designation to the Administrative Agent and in no event shall a supplement apply retroactively to disqualify (x) any Lender or participant as of the date of such supplement or (y) any assignee party to an Assignment or Assumption that was executed prior to the date of such supplement. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender or participant or potential participant is a Disqualified Institution and the Administrative Agent shall have no liability in connection with maintaining, updating, monitoring or enforcing the list of Disqualified Institutions or with respect to any assignment or participation made or purported to be made to a Disqualified Institution. The Loan Parties hereby expressly authorize the Administrative Agent to post via the Platform the list of Disqualified Institutions (as updated from time to time) to all Lenders and to provide such list to individual Lenders upon request therefor.”
(iii)     The definition of “Fees” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following in lieu thereof:
““Fees” shall mean the Commitment Fee, the Agent Fees, the L/C Participation Fee, the Issuing Bank Fees and the Refinancing Fee.”
(iv)     The definition of “Revolving Credit Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following in lieu thereof:
““Revolving Credit Maturity Date” shall mean June 30, 2020.”
(v)    Section 2.05 of the Credit Agreement is hereby amended by (i) adding the following text as a new subsection (d) thereof and (ii) re-lettering the existing subsection (d) thereof as a new subsection (e):

“(d) The Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender, the fee referred to in Section 11 of the Third Amendment at the time and in the amount specified in such Section (the “Refinancing Fee”).”
(vi)     Section 2.09 of the Credit Agreement is hereby amended by inserting the following text at the end of subsection (b) thereof:
“; provided, further, that the Total Revolving Credit Commitment shall automatically be reduced by the amount set forth in the table below at the end of each fiscal quarter of the Borrower set forth directly opposite such amount:

Amount	Fiscal Quarter Ended
$5,000,000	June 30, 2019
$2,500,000	September 30, 2019
$2,500,000	December 31, 2019
”
(vii) Section 2.09 of the Credit Agreement is hereby further amended by deleting the first sentence of subsection (c) thereof and inserting the following new text in lieu thereof:
“Each reduction in the Revolving Credit Commitments hereunder (including, for the avoidance of doubt, pursuant to the second proviso of the second sentence of Section 2.09(b)) shall be made ratably among the Lenders in accordance with their respective Commitments.”
(viii) Section 2.13 of the Credit Agreement is hereby amended by deleting the second sentence of subsection (a) thereof and inserting the following new text in lieu thereof:
“If, after giving effect to any partial reduction of the Revolving Credit Commitments or at any other time (including, for the avoidance of doubt, pursuant to the second proviso of the second sentence of Section 2.09(b)), the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment, then the Borrower shall, on the date of such reduction or at such other time, repay or prepay Revolving Credit Borrowings or Swingline Loans (or a combination thereof) and if, after the Revolving Credit Borrowings and Swingline Loans shall have been repaid or prepaid in full, the Aggregate Revolving Credit Exposure continues to exceed the Total Revolving Credit Commitment, then the Borrower shall Cash Collateralize or provide a backstop letter of credit with respect to such excess in accordance with Section 2.13(b).”
(ix)     Section 2.13 of the Credit Agreement is hereby further amended by deleting paragraph (c) thereof and inserting the following text in lieu thereof:
“(c)    Within 5 Business Days of the date of incurrence by any Loan Party of any Subordinated Indebtedness, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with paragraph (h) below in an amount equal to 50% of the Net Cash Proceeds received by such Person in connection with such incurrence.

(d)    Within 5 Business Days of the date of receipt by any Loan Party of the Net Cash Proceeds of any Equity Issuance by such Person, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with paragraph (h) below in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Equity Issuance.
(e)    Within 5 Business Days of the date of receipt by any Loan Party of the Net Cash Proceeds of any Asset Sale permitted by Section 6.05(b)(iv), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with paragraph (h) below in an amount equal to 100% of such Net Cash Proceeds received by such Person in connection with such Asset Sales in excess of $5,000,000 in any given fiscal year.
(f)    At any time that cash and cash equivalents of the Loan Parties exceeds $5,000,000 for a period of 5 consecutive Business Days, Borrower shall, within 1 Business Day of such event, prepay the outstanding principal amount of the Obligations in accordance with paragraph (h) below in an amount equal to the amount of such cash and cash equivalents in excess of $5,000,000 on such date.
(g)    Each notice of prepayment shall specify the prepayment date, the Class and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall not be subject to the provisions of Section 2.16, and, for the avoidance of doubt, shall be made without premium or penalty, and (other than prepayments of ABR Revolving Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(h)    Each prepayment made pursuant to paragraphs (c), (d), (e) and (f) above shall be applied first, to outstanding Swingline Loans and second, to outstanding Revolving Loans, in each case, without a corresponding reduction of the Total Revolving Credit Commitment, with remaining Net Cash Proceeds, if any, retained by the Borrower.”
(x)    Section 5.04 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately after paragraph (h) thereof:
“(i)    on or prior to (i) Wednesday of each week, a cash flow forecast for the current week and the following three weeks and (ii) the last day of each month (or if such day is not a Business Day, the next succeeding Business Day), a cash flow forecast for the Loan Parties for the then upcoming 16-week period.”
(xi)     Section 6.01 of the Credit Agreement is hereby amended by deleting the reference to “$20,000,000” in paragraph (g) thereof and replacing it with “$10,000,000”.
(xii) Section 6.01 of the Credit Agreement is hereby further amended by deleting paragraph (v) thereof and inserting the following new text in lieu thereof:
“(v)    [Intentionally Omitted].”

(xiii) Section 6.04 of the Credit Agreement is hereby amended by deleting paragraph (k) thereof and inserting the following new text in lieu thereof:
“(k)    [Intentionally Omitted];”
(xiv) Section 6.06 of the Credit Agreement is hereby amended by deleting clause (vi) of paragraph (a) thereof and inserting the following new text in lieu thereof:
“(vi)    so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make Restricted Payments in an aggregate amount not to exceed amounts funded with the proceeds of the sale of Equity Interests of the Borrower, so long as no proceeds of the Loans shall be used to fund such Restricted Payments; and”
(xv) Section 6.10 of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following new text in lieu thereof:
“SECTION 6.10.    Unfinanced Capital Expenditures.
(a)    With respect to any fiscal year ending on or prior to December 31, 2018, the Borrower shall not permit the aggregate amount of Unfinanced Capital Expenditures made by Borrower and the Subsidiaries in any such fiscal year to exceed the sum of (a) the amount of unused permitted Unfinanced Capital Expenditures for the immediately preceding fiscal year, plus the greater of (i) $5,000,000 and (ii) 4.0% of Consolidated Total Assets as of the last day of such fiscal year and (b) the Available Amount as in effect immediately before the making of the applicable Unfinanced Capital Expenditure.
(b)    With respect to the fiscal year ending December 31, 2019, the Borrower shall not permit the aggregate amount of Unfinanced Capital Expenditures made by Borrower and the Subsidiaries in any such fiscal year to exceed $50,000,000.
(c)    With respect to the 6 month period commencing on January 1, 2020 and ending June 30, 2020, the Borrower shall not permit the aggregate amount of Unfinanced Capital Expenditures made by Borrower and the Subsidiaries during such period to exceed the sum of (a) the amount of unused permitted Unfinanced Capital Expenditures for the immediately preceding fiscal year plus (b) $25,000,000.”
(xvi) Section 9.04 of the Credit Agreement is hereby amended by deleting clause (i) of paragraph (b) thereof in its entirety and inserting the following new text in lieu thereof:
“(i) [intentionally omitted],”
(b)    Except as specifically amended above, the Amended Credit Agreement and each of the other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein shall continue to secure the payment of all Obligations of the Borrower, as amended by this Amendment.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Third Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.
SECTION 3.     Severability. In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 4.     Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 5.     Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Amendment and the other Loan Documents. Nothing in this Amendment or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Amendment or the other Loan Documents.
SECTION 6.     Ratification and Reaffirmation. Each Loan Party party hereto hereby ratifies and reaffirms (a) its Obligations under the Amended Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, guarantees, indemnities, indebtedness and liabilities under the Amended Credit Agreement and the other Loan Documents to which it is a party and (b) the Liens and security interests created in favor of the Collateral Agent and the Secured Parties pursuant to each Security Agreement, which Liens and security interests shall continue in full force and effect during the term of the Amended Credit Agreement, and shall continue to secure the Obligations (as defined in the Amended Credit Agreement). Each Loan Party party hereto confirms that the secured liabilities (however described in the Security Documents) cover the Obligations, in each case, on and subject to the terms and conditions set forth in the Amended Credit Agreement and the other Loan Documents.
SECTION 7.     Representations and Warranties. The Loan Parties hereby represent and warrant to the Administrative Agent and the Lenders that:
(a)    Each Loan Party party hereto has the power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate, partnership, limited liability company, and, if required, stockholder, partner or member action, as applicable, of each Loan Party party hereto. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The execution, delivery and performance of this Amendment by each Loan Party do not require any consent or approval of, registration or filing with, certificate, certification, permit, license or authorization from, or any other action by any Governmental Authority, in each case, except for such as have been made or obtained and are in full force and effect.
(c)    The execution, delivery and performance of this Amendment by each Loan Party party hereto and the consummation of the transactions contemplated hereby will not (i) violate (A) any provision of law, statute, rule or regulation, (B) any order of or undertaking with any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Loan Party is a party or by which any of them or any of their property is bound, except such violation as could not reasonably be expected to have a Material Adverse Effect, (ii) result in the creation or imposition of (or the obligation to create or impose) any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party or (iii) violate any provision of the certificate or articles of incorporation or certificate of formation or other constitutive documents or by-laws, partnership agreement or limited liability company agreement of such Loan Party.
(d)    The representations and warranties set forth in Article III of the Amended Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification contained therein) in all respects.
(e)    On and immediately after the Third Amendment Effective Date, no Default or Event of Default has occurred and is continuing.
SECTION 8.     Governing Law; Waiver of Jury Trial; Consent to Jurisdiction.
(a)    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
(b)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(b).
(c)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against the Borrower or its properties in the courts of any jurisdiction. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any New York State or Federal court sitting in the Borough of Manhattan, and any appellate court from any thereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Amended Credit Agreement. Nothing in this Amendment will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
SECTION 9.     Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Amendment by facsimile or other customary means of electronic transmission, including by PDF file, shall be as effective as delivery of a manually signed counterpart of this Amendment.
SECTION 10.     Effectiveness. This Amendment shall become effective on the date on which each of the following conditions shall have been satisfied or waived (the “Third Amendment Effective Date”):
(a)    the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, each Issuing Bank, the Swingline Lender and each other Lender;
(b)    the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the statements in Sections 7(d) and 7(e) are true as of the Third Amendment Effective Date;
(c)    the Administrative Agent shall have received, for the ratable account of each Lender, an amendment fee equal to 1.00% of the Total Revolving Credit Commitment as of the date hereof; and
(d)    all reasonable and documented fees and out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith, shall have been paid.
SECTION 11.     Refinancing Fee. In addition to the fees payable pursuant to Section 2.05 of the Credit Agreement, to the extent the Obligations shall not have been repaid in full and the Total Revolving Credit Commitment shall not have been not terminated on or prior to December 31, 2019, on December 31, 2019 the Borrower agrees to pay, for the ratable account of each Lender, a fee equal to 1.00% of the Total Revolving Credit Commitment as of such date.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
SMART SAND, INC., as Borrower

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer
SMART SAND HIXTON LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer
SMART SAND HOLDINGS LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer
FAIRVIEW CRANBERRY COMPANY, LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its Manager

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer
WILL LOGISTICS, LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its Manager

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

SSI BAKKEN I, LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer
QUICKTHREE TECHNOLOGY, LLC,
as a Subsidiary Guarantor
By: Smart Sand, Inc., its sole Member

By:	/s/ Lee E. Beckelman Name: Lee E. Beckelman Title: Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

JEFFERIES FINANCE LLC, as Administrative Agent, Collateral Agent, an Issuing Bank, the Swingline Lender and a Lender

By:	/s/ J.R. Young Name: J.R. Young Title: Managing Director

[Signature Page to Third Amendment to Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory

By:	/s/ Emerson Almeida Name: Emerson Almeida Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Ryan Durkin Name: Ryan Durkin Title: Authorized Signatory

[Signature Page to Third Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Maria Guinchard Name: Maria Guinchard Title: Director

By:	/s/ Yumi Okabe Name: Yumi Okabe Title: Vice President

[Signature Page to Third Amendment to Credit Agreement]

IBERIABANK, as a Lender

By:    /s/ Jeff Dunn
Name:    Jeff Dunn
Title: Executive Vice President

[Signature Page to Third Amendment to Credit Agreement]